                                                                    EXHIBIT 4.22

                               DEED OF ASSIGNMENT

This Deed of Assignment (the "Deed") is entered into as of the day of September 2004 by and between

NAMTAI ELECTRONIC (SHENZHEN) CO., LTD., a company existing and incorporated under the laws of the Peoples' Republic of China ("PRC") with registered address at Gu Su Industrial Estate, Xixiang, Baoan, Shenzhen, PRC (the "ASSIGNOR"); and

NAM TAI ELECTRONICS, INC., an International Business Company incorporated in the British Virgin Islands, in accordance with Part V, Section 51 of the International Business Companies Ordinance, 1984 (the "ASSIGNEE").

WHEREAS,

1. The Assignor is the registered owner in PRC of trademark numbers 3465621 and 3465622, particulars of which are set out in the Schedule hereto ("TRADEMARKS"); and

2. The Assignor desires to assign to the Assignee all the property, right, title and interest in and to the Trademarks in accordance with the terms and conditions of this Deed.

NOW THIS DEED WITNESSES AND IT IS AGREED as follows:

1.    Assignment of Rights

      The Assignor hereby assigns and transfers to the Assignee all of its property, right, title and interest in and to the Trademarks, and the Assignee hereby accepts such assignment (the "ASSIGNMENT").

2.    Effective Date

      Subject to approval of the Assignment by the Trademark Office of PRC, the Assignment shall take effect from the date of publication of the approval of the Assignment.

3.    Undertaking by Assignee

      The Assignee hereby undertakes to the Assignor that all goods pursuant to which the Trademarks are licensed to be used shall conform to the standards
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      of quality and specifications as laid down by the Assignor.

4.    Miscellaneous

4.1 This Assignment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any previous expression of intent, undertaking or agreement with respect to this transaction.

4.2 This Assignment may be executed in any number of counterparts and by the parties to this Assignment on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

5.    Governing Law

      This Assignment shall be governed by and construed in accordance with the laws of PRC.

EXECUTED as a deed under seal by the parties.

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                                  THE SCHEDULE

PRC

                                                 Goods and Services in
                                                 respect of which the
Trademark            Registration Number  Class  Trademarks are registered
---------------      -------------------  -----  -------------------------
Namtai & device
(English)            3465622              9      Calculators, electronic
                                                 dictionaries, video camera,
                                                 digital camera, batteries,
                                                 headphone, connector
                                                 (data processing
                                                 equipment), computer,
                                                 reader (data processing
                                                 equipment), mobile phone,
                                                 peripheral products of
                                                 computers, interface of
                                                 computers

Namtai & device
(Chinese)            3465621              9      Calculators, electronic
                                                 dictionaries, video camera,
                                                 digital camera, batteries,
                                                 headphone, connector
                                                 (data processing
                                                 equipment), computer,
                                                 reader (data processing
                                                 equipment), mobile phone,
                                                 peripheral products of
                                                 computers, interface of
                                                 computers

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SIGNED SEALED AND DELIVERED)
by Wong Kuen Ling                               )
as the lawful attorney of                       )
Namtai Electronic (Shenzhen) Co., Ltd.          )

Witnessed by:

___________________________________________
Name:
Title:

Signed by                                       )
For and on behalf of                            )
Nam Tai Electronics, Inc.                       )

Witnessed by:

___________________________________________
Name:
Title: